Exhibit 13 under Form N-1A
                                   Exhibit 99 under Item 601/Reg. S-K





               FEDERATED ADMINISTRATIVE SERVICES
                    Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                             (412) 288-1900


                            January 15, 1997


WesMark Funds
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Gentlemen:

Federated Administrative Services agrees to purchase 10,000 shares of WesMark Growth Fund (a portfolio of WesMark Funds) at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Administrative Services has no present intention of redeeming these shares.

                                   Very truly yours,


                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Senior Vice President and
                                   Assistant Secretary,
                                   Federated Administrative Services